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CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the respective Prospectuses constituting parts of Post-Effective Amendment No. 22 to the registration statements of Active Assets Money Trust, Active Assets Government Securities Trust and Active Assets Tax-Free Trust and Post-Effective Amendment No. 10 to the registration statement of Active Assets California Tax-Free Trust (collectively referred to as the "Funds") on Form N-1A of our reports, dated August 5, 1999, relating to the financial statements and financial highlights of the Funds, which appear in such Prospectuses, and to the incorporation by reference of our reports into the Statements of Additional Information which also constitute part of these registration statements. We also consent to the references to us under the heading "Financial Highlights" in such Prospectuses and to the references to us under the headings "Custodian and Independent Accountants" and "Experts" in such Statements of Additional Information.



PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10036
August 19, 1999